UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 1, 2019

Newgioco Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-50045	33-0823179
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

130 Adelaide Street West, Suite 701

Toronto, Ontario M5H 2K4, Canada

(Address of Principal Executive Offices)

+39 391 306 4134

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2019, the board of directors of Newgioco Group, Inc. (the “Company”) appointed Mark Korb as Chief Financial Officer of the Company (as well as principal financial officer and principal accounting officer) effective as of July 3, 2019. There is no family relationship between Mr. Korb and any of our other officers and directors.

In connection with his appointment, the Company entered into an Independent Contractor Agreement, dated July 3, 2019 (the “Independent Contractor Agreement”) with Mr. Korb pursuant to which the Company agreed to pay Mr. Korb $10,000 a month for his services as Chief Financial Officer of the Company. The Company also agreed in the Independent Contractor Agreement to issue to Mr. Korb incentive stock options under its 2018 Incentive Plan to purchase 200,000 shares of the Company’s common stock, having an exercise price equal to the fair market value of the common stock on the date of grant, vesting on the one-year anniversary of the grant and expiring seven years thereafter. The term of the Independent Contractor Agreement is one year, provided that it may be terminated by either party at any time for any reason upon thirty (30) days prior written notice. Except as set forth herein, there are no understandings or arrangements between Mr. Korb and any other person pursuant to which Mr. Korb was appointed Chief Financial Officer of the Company.

Mr. Korb, 51, has over 20-years’ experience with high-growth companies and experience taking startup operations to the next level. Beginning on July 1, 2019, First South Africa Management, a company for which Mr. Korb has served as the Chief Financial Officer since January 2010, will provide consulting services to the Company, including the financial expertise required of public companies. First South Africa Management provides financial management and strategic management services to various companies.

Since August 2013, Mr. Korb has served as the Chief Financial Officer of Icagen, Inc., a drug discovery company with a focus on neurosciences and rare disease. From 2007 to 2009, Mr. Korb was the group Chief Financial Officer and director of Foodcorp (Proprietary) Limited (“Foodcorp”), a multimillion dollar consumer goods company based in South Africa. In his role as Chief Financial Officer, Mr. Korb delivered operational and strategic leadership for the full group financial function during a period of change including mergers, acquisitions and organic growth. As a board member he cultivated relationships with shareholders, bondholders, financial institutions, rating agencies, and auditors. Mr. Korb was also responsible for leading the group IT strategy and implementation and supervised 16 direct reports including 10 divisional financial directors. From 2001 to 2007, Mr. Korb was the group Chief Financial Officer of First Lifestyle, initially a publicly traded company on the Johannesburg Stock Exchange in South Africa which was then purchased by management which included Mr. Korb. He anchored the full group financial function with responsibility for mergers and acquisitions activity, successfully leading the process whereby the company was sold to Foodcorp mentioned above. Upon completion of the merger, Mr. Korb was appointed as the group Chief Financial Officer of Foodcorp. Mr. Korb is also the Chief Financial Officer to several other companies including, Qpagos, a company incorporated in Nevada with principal executive offices in Mexico involved in the electronic payment technology in Mexico and Petroteq Energy, Inc, a company organized in Ontario, Canada with principal executive offices in Sherman Oaks, California that is engaged in various aspects of the oil and gas industry with the primary focus on the development and implementation of its proprietary oil sands mining and processing technology to recover oil from surface mined bitumen deposits.

The foregoing description of the terms of the Independent Contractor Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to the provisions of the Independent Contractor Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Independent Contractor Agreement with Mark Korb dated July 3, 2019
99.1	Newgioco Group, Inc. Press Release dated July 3, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2019	NEWGIOCO GROUP, INC.

By: /s/ Michele Ciavarella
Name: Michele Ciavarella
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Independent Contractor Agreement with Mark Korb dated July 3, 2019
99.1	Newgioco Group, Inc. Press Release dated July 3, 2019